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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)  March 10, 1997
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          CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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           (Exact name of registrant as specified in its charter)

DELAWARE                            333-9371                 38-3304095
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(State or other jurisdiction (Commission File No.)           (IRS Employer
of incorporation)                                            Identification No.)






                24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544, ANN ARBOR, MI  48106
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                         (Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code:(313) 994-5505 (800) 522-7832
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                               Not Applicable
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          (Former name or former address, if changed since last report)



















    This document contains 4 pages.  There are no exhibits attached hereto.




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Item 5. Other Events

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1997, as supplemented to date (the "Prospectus").

     On March 10, 1997 the Partnership acquired the land and 3,035 square foot building comprising a Boston Market restaurant located at 1201 S. Broadway, Rochester, Minnesota (the "Minnesota Property"). The Minnesota Property was constructed for its present use in November of 1995 and was fully operational at the time of the purchase. The Minnesota Property was purchased from, and leased back to Finest Foodservice L.L.C., a Delaware limited liability company (the "Tenant"). The Tenant operates casual dining restaurants under the primary trade name of Boston Market. The headquarters offices of the Tenant are located at 8717 West 110th Street, Suite 600, Overland Park, Kansas. The Partnership purchased a fee simple interest in the Minnesota Property for a purchase price of $964,000 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of the Tenant and demographic data for the area in which the Minnesota Property is located. The purchase price for the Minnesota Property is supported by an independent MAI appraisal. The Partnership purchased the Minnesota Property with cash from offering proceeds. It is anticipated that the Minnesota Property will be leveraged as provided for in the Prospectus, however, the Partnership presently does not have a financing commitment.

     The Tenant and the Partnership have entered into a lease (the "Lease"), which is an absolute net lease, whereby the Tenant is responsible for all expenses related to the Minnesota Property including real estate taxes, insurance, maintenance and repair costs. The Lease term expires on April 1, 2012 with five renewal options of five years each. The initial annual rent is equal to ten and one-half percent (10.5%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $964,000 the rent in the first year of the Lease is $101,220 per year, or $8,435 per month. The Annual Rent shall be increased beginning on the sixth lease year to $111,342; beginning on the eleventh lease year to $122,525 and at the end of every five years thereafter by ten percent of the Annual Rent payable during the lease year immediately preceding. Beginning in the sixth year, and in addition to the Annual Rent provided above, the Tenant shall pay Percentage Rent on an annual basis equal to the difference between five percent of "gross sales" (as defined in the lease) for such lease year minus the Annual Rent payable for such lease year.

     Boston Chicken, Inc., a Delaware corporation (the "Option Holder") has an option to purchase and first right of refusal to purchase the Minnesota Property. The Option Holder shall have the right to purchase the Minnesota Property on the same terms and conditions as set forth in the offer or the Option Holder may elect an alternate purchase price as follows: (a) during the first and second lease year the purchase price shall be an amount equal to the total rent payable for the lease year subsequent to the lease year in which the option is exercised divided by 9.462%; (b) during the third lease year in an amount equal to the Annual Rent for lease year 3 divided by 9.978%; (c) during the fourth lease year in an amount equal to the Annual Rent for lease year four divided by 9.785% and in lease year five in an amount equal to the Annual Rent for lease year five divided by 9.580%.

     Option Holder shall have the option to purchase the Minnesota Property any time after the fifth year for the following option price: (a) if the Option Holder exercises its option at purchase during the sixth through eighth lease year, the option price shall be equal to the total rent payable for the lease year subsequent to the lease year in which the option is exercised, divided by ten percent.; (b) if the

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Option Holder exercises its option to purchase after the eighth lease year, the option purchase price shall be the greater of the fair market value of the Minnesota Property or an amount equal to the total rent payable for the lease year subsequent to the lease year in which the option is exercised, divided by ten percent.

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the Minnesota Property is located and reviewed the appraisal of the Minnesota Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners are unaware of any unfavorable competitive conditions regarding the Minnesota Property. The General Partners believe that the amount of insurance carried by the Tenant is adequate.

     The current annual rent per square foot for the Minnesota Property is $33.35 per square foot. The depreciable basis of the Minnesota Property for federal tax purposes is $614,000 and it will be depreciated using the straight line method over 39 years, a rate of $15,744 per year. The 1996 tax rate of the township in which the Minnesota Property is located is $5.438 per $100 of assessed value. The realty taxes for 1997 on the Minnesota Property are $22,824.

     An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $38,560 and expects to receive an additional fee of $9,640 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Minnesota Property, as provided for in the Partnership Agreement. In addition, the Tenant has paid to the same affiliate a closing fee equal to $4,820 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Lease contains a substitution option that in the event that the Tenant determines that the Minnesota Property is inadequate or unprofitable or is rendered unsuitable by condemnation or casualty, the Tenant may substitute another property having a Boston Market restaurant located thereon, of equal or greater current value. The substitute property shall be subject to the approval of the Partnership. All obligations under the Lease including Annual Rent, Percentage Rent and taxes attributable to rent and the Minnesota property are unconditionally guaranteed by Boston Chicken, Inc., a Delaware corporation.

     The Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Minnesota Property by the Tenant; (ii) the failure by the Tenant to make any payment due under the Lease;
(iii) the failure by the Tenant to observe or perform any of the covenants, conditions, or provisions of the Lease; and (iv) the making by the Tenant of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by the Tenant, the Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Lease and take possession of the Minnesota Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may maintain the Tenant's right to possession of the Minnesota Property, in which case the Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             By:  Captec Franchise Capital Corporation IV
                                  Managing General Partner of
                                  Captec Franchise Capital Partners L.P. IV



                             By:  /s/ W. Ross Martin
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                                  W. Ross Martin
                                  Chief Financial Officer and Sr. Vice
                                  President, a duly authorized officer

                             Date: March 25, 1997


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